UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

OMEGA HEALTHCARE INVESTORS, INC.

OHI HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(Omega Healthcare Investors, Inc.)	(Omega Healthcare Investors, Inc.)	(Omega Healthcare Investors, Inc.)
Delaware	33-203447-11	36-4796206
(OHI Healthcare Properties Limited Partnership)	(OHI Healthcare Properties Limited Partnership)	(OHI Healthcare Properties Limited Partnership)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On December 16, 2019, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Omega Healthcare Investors, Inc. (the “Company”), approved amended and restated employment agreements to be effective January 1, 2020 (the “New Agreements”) for Taylor Pickett, Daniel Booth, Steven Insoft, Robert Stephenson and Michael Ritz. Among other things, each New Agreement extends the term of the agreement by one year to December 31, 2022 and incorporates provisions of the Company’s previously reported retirement policy regarding retirement vesting for the Company’s incentive awards.

Mr. Insoft’s, Mr. Stephenson’s and Mr. Ritz’s New Agreements each increase the potential amount of severance pay to a multiple of two times, two times and one and one-half times, respectively, of the sum of annual base salary and the three-year average annual bonus. Because each executive officer is subject to covenants regarding non-competition and non-solicitation of clients and employees post-termination of employment for a period of time that is co-extensive with the maximum potential severance period under the applicable New Agreement, the duration of the restrictive covenants following termination of employment in the New Agreements for Mr. Insoft, Mr. Stephenson and Mr. Ritz is extended to two years, two years and one and one-half years, respectively.

The New Agreements also provide for an additional potential severance benefit in the form of employer-paid group healthcare premiums for the executive officer and spouse and dependents for 18 months after termination of employment, or until the officer is covered by another employer’s group healthcare plan, if earlier. The New Agreements provide for a prorated bonus if the executive officer terminates employment due to disability.

Each New Agreement specifies the current annual base salary for the executive officer, effective January 1, 2020 (subject to annual review for possible increase), which is as follows:

Name	Annual Base Salary
Taylor Pickett	$823,800
Daniel Booth	$532,700
Steven Insoft	$521,800
Robert Stephenson	$510,800
Michael Ritz	$351,450

Each New Agreement (except Mr. Pickett's New Agreement) provides that the executive officer's annual bonus opportunity at the high level of performance will be increased to 125% of annual base salary. Mr. Pickett’s New Agreement provides that his annual bonus opportunity at the high level of performance will be 200% of annual base salary, consistent with the level provided in the Company’s annual bonus programs since 2016.

On December 16, 2019, the Compensation Committee also approved an employment agreement to be effective January 1, 2020 for Gail Makode, the Company’s Chief Legal Officer and General Counsel. Ms. Makode’s agreement provides for an annual base salary of $400,000 and a guaranteed bonus for 2019 of $287,500, and for the 2020 long-term incentive grant, a time-based equity award with a value of at least $300,000 and a performance-based equity award with a value of at least $450,000 at the target level of performance and a value of at least $825,000 at the high level of performance. Her agreement also provides that the potential amount of severance pay is one and one-half times the sum of annual base salary and annual bonus. Provisions regarding non-competition and non-solicitation of clients and employees will apply to Ms. Makode only to the extent not prohibited by applicable state Bar rules. Except as otherwise noted, the material provisions of Ms. Makode’s employment agreement are consistent with the form of New Agreement for other executive officers.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Employment Agreement effective as of January 1, 2020.
10.2	Employment Agreement of Gail Makode.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

Dated: December 20, 2019	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer, Treasurer and Assistant Secretary

OHI HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Dated: December 20, 2019	By:	Omega Healthcare Investors, Inc., its General Partner

/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer, Treasurer and Assistant Secretary